AMENDMENT NO. 2
                        dated as of August 18, 1998
                                     to
  Fingerhut Companies, Inc. 1992 Long-Term Incentive and Stock Option Plan

     The following amendments to the Fingerhut Companies, Inc. 1992 Long-Term Incentive and Stock Option Plan (the "1992 Plan") were adopted by the Board of Directors of Fingerhut Companies, Inc., on October 1, 1997, effective as of the date set forth above:

     1. The third sentence of Section 7(c) of the 1992 Plan is amended to read in its entirety as follows:

               "Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, if the Committee in its sole discretion so permits, (i) by certifying to the Company that the optionee or grantee owns a specified number of shares having a fair market value equal to all or part of the exercise price applicable to such option or award and having the Company withhold such specified number of shares from the shares otherwise deliverable upon exercise of the option or award, or (ii) by requesting the Company to withhold, from the shares deliverable upon exercise of the option or award, shares with a fair market value equal to all or part of the exercise price of such option or award, or (iii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, or (iv) a combination of cash, the optionee's or grantee's promissory note and such shares."

     2. The 1992 Plan is amended to add a new Section 7(e) to read in its entirety as expressly set forth below:

               "(e) In order to assist the person exercising an option or award in paying any taxes (including all federal, state and local taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder), the Committee, in its absolute discretion and subject to such additional terms as it may adopt, shall cause the Company to loan money to such person in an amount equal to the optionee's or grantee's tax liability arising as a result of such exercise in exchange for a promissory note, which note shall (A) be fully recourse to the optionee or grantee, (B) be payable on the demand of the Company (or in any event at the earlier of one year from the borrowing date or the date of termination of such optionee's or grantee's employment) and (C) provide for interest at a market rate to be determined by the Committee (such rate not to be less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto)."




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     3. Section 11(a) of the 1992 Plan is amended to read in its entirety as follows:

               "(a) In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal, state or local taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms as it may adopt, shall permit the optionee or grantee to satisfy all or part of such tax obligation by requesting the Company to withhold, from the shares deliverable upon exercise of the option or award, shares having a fair market value equal to all or part of such taxes, such fair market value to be determined in accordance with Section 5."


                             FINGERHUT COMPANIES, INC.


                             By:___________________________
                                Michael P. Sherman
                                Executive Vice President,
                                Business Development,
                                General Counsel and Secretary